____________________________________________

CERTIFICATION OF AMENDMENT

Companies Act, Part IA
(R.S.Q., c. C-38)

I hereby certify that

CAMBIOR INC.

has amended its articles on June 29, 2000, under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.

Filed in the Register on July 6, 2000
under number 1140274813

(SEAL)
Gouvernement
du Québec
Inspector General
of Financial Institutions	(s) Turcotte
Inspector General of Financial Institutions

Gouvernement du Québec
The Inspector general of
Financial Institutions	Form #5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1. Name
CAMBIOR INC.

2. Amendment of articles under sections 123.140 and following of the Companies Act

3. The articles of the company are amended as follows:

The authorized capital stock of the company is, hereby, amended as follows:

The common shares of the company with a par value of $4.00 per share, whether issued and outstanding or from treasury, shall from now on have no par value.

4. Effective date (if different from	5. Name (or designating number) prior to amendment, if
the date of filing (see instructions)	different from than the one mentioned in Section 1)

If the space provided is not sufficient, include an appendix in two copies.

Signature of Authorized Director   (s) _________________________

Gouvernement du Québec
Filed on
June 29, 2000
The Inspector General of
Financial Institutions

____________________________________________

CERTIFICATION OF AMENDMENT

Companies Act, Part IA
(R.S.Q., c. C-38)

I hereby certify that

CAMBIOR INC.

has amended its articles on May 3, 2000, under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.

Filed in the Register on May 4, 2000 under number 1140274813

(SEAL)
Gouvernement
du Québec
Inspector General
of Financial Institutions	(s) Turcotte
Inspector General of Financial Institutions

I430Z131I8C40MA

Gouvernement du Québec
The Inspector general of
Financial Institutions	Form #5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1. Name
CAMBIOR INC.

2. Amendment of articles under sections 123.140 and following of the Companies Act

3. The articles of the company are amended as follows:

The authorized capital stock of the company is, hereby, amended by the creation of a first series of Class I Preferred Shares composed of 5,000,000 Class I Preferred Shares, Series
1, without par value, with the rights, privileges, restrictions and conditions described in the attached Appendix 1, which is an integral part of this form.

4. Effective date (if different from	5. Name (or designating number) prior to amendment, if
the date of filing (see instructions)	different from than the one mentioned in Section 1)
N/A	N/A

If the space provided is not sufficient, include an appendix in two copies.

Signature of Authorized Director   (s) _________________________

Gouvernement du Québec
Filed on
May 03, 2000
The Inspector General of
Financial Institutions

APPENDIX 1

The Class I Preferred Shares Series 1, without par value, include the rights, privileges, restrictions and conditions hereinafter described.

  Dividends

The registered holders of Class I Preferred Shares Series 1 shall have the right to receive at each fiscal year of the company, preferred non-cumulative dividends and the company shall have the right to pay dividends from the sums duly appropriated for this purpose, when the directors of the company, at their full discretion, will have determined the date and amount of these dividends.

  Conversion

Each Class I Preferred Share Series 1 can be converted at the holder's option or the company's option, in whole only, into a fully paid common share of the capital stock of the company, during the 90-day period beginning on the effective date of the amendment of the articles of the company by which reference to the par value of the common shares issued or from treasury of the capital stock of the company is removed so that all common shares of the capital stock of the company, issued or from treasury have no par value (the "effective date"). The conversion of the Class I Preferred Shares Series 1 into common shares cannot be made prior to the effective date.

This conversion privilege may be exercised by any holder of Class I Preferred Shares Series 1 by returning to the secretary of the company, the certificate or certificates representing the shares he wishes to convert, duly indorsed. Upon receipt of this or these certificates, the secretary of the company shall issue without delay one or more certificates representing the common shares the holder is entitled to as a result of exercising his right of conversion.

The company shall have the right to exercise this conversion privilege after the effective date upon written notice to the holders of Class I Preferred Shares Series 1. This notice must be sent to the address of the holders indicated in the company registers, or failing this, to the last know address. However, the unintentional failure to transmit the notice to a holder does not have an effect on the validity of targeted conversion.

Once the conversion privilege is exercised by the holder or by the company, the holders of the targeted Class I Preferred Shares Series 1 shall cease being entitled to the rights related to the Class I Preferred Shares Series 1, except for the right to receive one or more certificates representing the common shares the holder will be entitled to as a result of the exercise, by the company or by the holder, of his right of conversion.

  Redemption

The registered holders of Class I Preferred Shares Series 1 may, as of October 1, 2000, ask the company, in a written request to that effect, to redeem all of said Class I Preferred Shares Series 1 and, subject to the Companies Act, the company shall, no later than 30 days following the receipt of said request and of the certificate or certificates representing the Class I Preferred Shares Series 1, duly indorsed, redeem said Class I Preferred Shares Series 1 by a cash payment by the company to the holder, of the price at which these Class I Preferred Shares Series 1 were issued, plus all declared and unpaid dividends, if any.

  Voting rights

Subject to the provisions of the Companies Act or the articles, the holders of Class I Preferred Shares Series 1 shall not have, as such, any right to vote nor any right to receive notices of shareholders meetings or to attend them.

  Winding-up, Dissolution

In the event of the winding-up or dissolution of the company, voluntary or forced, the registered holders of the Class I Preferred Shares Series 1 shall have the right to receive, after payment by the company to holders of Class II preferred shares and to holders of shares of any other class having priority over Class I preferred shares, but prior to any distribution of the assets of the company to the holders of common shares, a sum equal to the price at which these Class I Preferred Shares Series 1 were issued and all dividends declared and unpaid, if any.

[OFFICE TRANSLATION]

Government of Quebec
Inspector General of Financial Institutions

CERTIFICATE OF AMALGAMATION
Companies Act (R.S.Q., c. C-38)

Part IA

/ hereby certify that the companies referred to in the attached articles of amalgamation have amalgamated under the authority of Part IA of the Companies Act into a single company under the corporate name

CAMBIOR INC.

As indicated in said articles.

January 1, 1994

Jean-Marie Bouchard
(Signature]
Inspector General of Financial Institutions

[Seal] 3105-4919

[OFFICE TRANSLATION]

Government of Quebec
Inspector General of Financial Institutions

CERTIFICATE OF REGISTRATION
Companies Act (R.S.Q., c. C-38)

Part IA

/ hereby certify that the attached copy of this certificate is a true copy of the original of a document concerning

CAMBIOR INC.

and that said copy has been registered on

December 31, 1993 in
libro S-3286, folio 70

Jean-Marie Bouchard
[Signature]
Inspector General of Financial Institutions
[Seal] 3105-4919

Government of Quebec	[OFFICE TRANSLATION]
Inspector General of Financial Institutions

Form 6
ARTICLES OF AMALGAMATION
Companies Act
Part 1A

1	Corporate name or number of the company resulting from the amalgamation
CAMBIOR INC.

2	Quebec judicial district where	3	Exact number or minimum and	4	Effective date if after filing date
	company has its head office	maximum number of directors
	Abitibi	Minimum 3, Maximum 15			January 1, 1994

5	Description of share capital
All the issued and outstanding shares of VSM Exploration Inc. are cancelled without any refund of the capital they represent. See the attached Schedule A which forms an integral part of this form.

6	Restrictions on the transfer of shares, if any
None

7	Limitations on activities, if any
None

8	Other provisions
Not applicable

9	Corporate name of amalgamating companies				Signature of authorized director

	CAMBIOR INC.				[Signature]
Louis P. Gignac

	VSM EXPLORATION INC./				[Signature]
	EXPLORATION VSM INC.				Pierre D. Chenard

December 20, 1993
If space is insufficient, attach a schedule
Administrative use only

Government of Quebec
Filed on:

December 23, 1993

Inspector General
of Financial Institutions

[OFFICE TRANSLATION]

CAMBIOR INC.

SCHEDULE A TO THE ARTICLES OF AMALGAMATION
(FORM 6)

DESCRIPTION OF THE SHARE CAPITAL

An unlimited number of Common Shares with a par value of four dollars ($4,00) per share, an unlimited number of Class I Preferred Shares without par value and 10,000,000 Class II Preferred Shares, with a par value of four dollars ($4.00) per share. The whole as more fully described hereafter.

December 20, 1993

CAMBIOR INC.	VSM EXPLORATION INC./
EXPLORATION VSM INC.

By: [Signature]	By: [Signature]
Louis P. Gignac	Pierre D. Chenard
Director

[OFFICE TRANSLATION]

CAMBIOR INC.

SCHEDULE A

The authorized share capital of the Company as well as all of the rights, privileges, conditions and restrictions attached to the Common Shares, to the Class I Preferred Shares and to the Class II Preferred Shares are as follows:

Article 1 - Authorized Share Capital

The Company is authorized to issue (i) an unlimited number of Common Shares, with a par value of $4.00 per share (the "Common Shares"), (ii) an unlimited number of Class I Preferred Shares, without par value, issuable in one or more series (the "Class I Preferred Shares") and (iii) a limited number of 10,000,000 Class II Preferred Shares, with a par value of $4.00 per share, redeemable at a price of $10.00 per share (the "Class II Preferred Shares").

Article 2 - Common Shares

The rights, privileges, conditions and restrictions attached to the Common Shares shall be as follows:

2.1   Voting Rights - Subject to the provisions of the Quebec Companies Act (R.S.Q., c. C-38) and the regulations thereunder (the "Act"), the holders of the Common Shares shall be entitled to receive notices of and to attend and vote at all annual or special meetings of shareholders of the Company. Each Common Share shall entitle its holder to the right to one vote, exercisable in person or by proxy.

2.2    Dividends - Subject to the prior rights of the holders of Class I Preferred Shares, Class II Preferred Shares and of shares of any other class ranking prior to the Common Shares with respect to dividends, the holders of the Common Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the directors, out of the funds of the Company properly available for the payment of dividends, a dividend at a rate then determined by the directors of the Company, Cheques of the Company, drawn on a bank designated in Schedule A or Schedule B of the Bank Act (R.S.C. 1970, c. B-l), as amended (the "Bank Act") and payable at any branch of such bank in Canada, shall be issued with respect to such dividends to the holders of Common Shares entitled thereto. The mailing of such cheques shall discharge the Company of any liability relating to such dividends up to the amounts represented thereby, unless such cheques are not paid upon presentation duly made. A dividend represented by a cheque which has not been presented for payment within six years of its issue or which remains otherwise unclaimed for a period of six years as of the date on which it was declared payable and set apart for payment, shall revert to the Company.

2.3    Winding up - Dissolution - In the event of the winding up or dissolution of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purposes of winding up its business, the holders of Common Shares shall be entitled to receive, based on the number of Common Shares respectively held by them, and after payment by the Company to the holders of the Class I Preferred Shares, to the holders of the Class II Preferred Shares and to the holders of the shares of any other class ranking prior to the Common Shares with respect to the distribution of the remaining assets of the Company in the event of winding up or dissolution, of the amounts due to them pursuant to the terms hereof, (i) an amount equal to the average, per Common Share, of the amounts paid into the issued and paid-

up share capital account held for the Common Shares as well as, (ii) all the dividends declared on the Common Shares and still unpaid at the time of the distribution. In addition, the holders of the Common Shares shall be entitled to share, based on the number of Common Shares held by them respectively, the residual assets of the Company, without any preference or distinction.

2.4    Rank of the Common Shares - The Common Shares shall rank (i) as to the payment of dividends, (ii) as to the repayment of capital and the payment of dividends in the event of the winding up or dissolution of the Company and (iii) as to the sharing of the remaining assets of the Company in the event of winding up or dissolution, after the Class I Preferred Shares, the Class II Preferred Shares and the shares of any other class which rank prior to the Common Shares.

Article 3 - Class, I Preferred Shares

The Class I Preferred Shares shall, as a class, carry and be subject to the following rights, privileges, conditions and restrictions:

3.1    Issue in Series - (a) Subject to the provisions of the Act, the Class I Preferred Shares may, at any time, be issued in one or more series. The directors may, when they consider it appropriate, but before their issue, determine the number and the designation of the shares of each series of Class I Preferred Shares, as well as the rights, privileges, conditions and restrictions attached to the shares of each series of Class I Preferred Shares, including, without limiting the generality of the foregoing (i) the rate and the amount of dividends, the date and place for the payment of such dividends, as well as the date as of which such dividends shall begin to accrue, (ii) the rate or the amount of the premium that may be paid to their respective holders in the event of purchase or redemption, as well as the date as of which the shares of a series may be subject to redemption, as well as the method of purchase and redemption, (iii) the terms and conditions of a stock option plan with respect to one or more series, (iv) the terms and conditions relating to a sinking fund established for the benefit of the holders of the shares of one or more series, (v) the par value of the shares of any given series or the aggregate par value of the shares of any given series, (vi) the designation of the shares of any given series and (vii) the exchange privileges of the shares of any given series for shares of any other series or any other class of shares of the share capital of the Company.

(b) The rights, privileges, conditions and restrictions attached to each series of Class I Preferred Shares shall be determined, for each series, by a resolution of the directors who shall be entitled to create such series prior to the issue of any Class I Preferred Shares of any such series so created. The issue of shares of any given series of Class I Preferred Shares shall not take place until the adoption of such resolution and after the receipt of a certificate of amendment attesting to the amendment creating such a series. Such a resolution of the directors shall not require any ratification by the shareholders.

(c) Notwithstanding the foregoing, each share of any series of Class I Preferred Shares shall carry the same voting rights, or the same conditions and restrictions with respect to the voting rights.

(d) Notwithstanding the foregoing, when amounts payable as dividends, a repayments of capital or premiums on the repayment of capital are not paid in full, the shares of all series of Class I Preferred Shares shall participate in the amount payable proportionately to the sums which would be payable if payment were made in full.

3.2    Voting Rights - Subject to the provisions of the Act, the holders of Class I Preferred Shares shall not, as a class, be entitled to receive the notices of, nor to attend or vote at, any annual or special meetings of the shareholders of the Company.

3.3    Rank of the Class I Preferred Shares with respect to Dividends - The Class I Preferred Shares shall, as a class, rank as to the payment of dividends, when declared, prior to the Common Shares and the shares of any other class ranking after the Class I Preferred Shares with respect to dividends but pari passu with the Class II Preferred Shares and, each series shall rank equally with any other series as to dividends.

3.4    Rank of the Class I Preferred Shares in the event of winding up or dissolution - The Class I Preferred Shares shall, as a class, rank as to the reimbursement of capital and as to the payment of any dividend due in the event of winding up or dissolution of the Company, prior to the Common Shares and the shares of any other class ranking after the Class I Preferred Shares with respect to the distribution of the residual assets of the Company in the event of winding up or dissolution, but after the Class II Preferred Shares. The preferred shares of each series shall rank equally with the preferred shares of any other series of Class I Preferred Shares.

3.5   Winding up: Dissolution - In the event of the winding up or dissolution of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purposes of winding up its business, the holders of Class I Preferred Shares shall, as a class, be entitled to receive, after payment by the Company to the holders of Class II Preferred Shares and to the holders of shares of any other class ranking prior to the Class I Preferred Shares with respect to the distribution of the assets of the

Company in the event of winding up or dissolution, but before any distribution of the assets of the Company among the holders of Common Shares, an amount equal to the price at which such shares were issued or, if a right of redemption attaches to such shares, an amount equal to the redemption price in effect at the time of the distribution and (i) in the case of Class I Preferred Shares with cumulative dividends, all the cumulative dividends accrued and unpaid (whether declared or not) up to the date of distribution or (ii) in the case of the Class I Preferred Shares with non-cumulative dividends, all the non-cumulative dividends declared and remaining unpaid on the date of distribution. The Class I Preferred Shares shall not entitle their holders to any other right to participate further in the earnings or the assets of the Company.

3.6    Creation or Issue of Additional Series - Following the creation and issue of the first series of Class I Preferred Shares, the directors of the Company may not create or issue any additional series of Class I Preferred Shares unless, on the date of such creation or such issue, as the case may be, (i) all the cumulative dividends, up to and including the last complete period for which such cumulative dividends are payable have been declared or paid or set aside for payment with respect to each series of Class I Preferred Shares with cumulative dividends then issued and outstanding and (ii) any non-cumulative dividend, declared and remaining unpaid, has been paid or set aside for payment with respect to each series of Class I Preferred Shares with non-cumulative dividends then issued and outstanding.

3.7    Other Terms and Conditions - The directors may, at the time of creation of any series of Class I Preferred Shares, confer upon such series any other right, privilege, condition and restriction that they deem appropriate and consistent with the rights, privileges, conditions and restrictions attached to all of the Class I Preferred Shares as a class.

Article 4 - Class II Preferred Shares

The Class II Preferred Shares shall, as a class, carry and be subject to the following rights, privileges, conditions and restrictions:

4.1    Voting Rights - Subject to the provisions of the Act, the holders of Class II Preferred Shares shall not be entitled to receive notices of nor to attend or vote at any annual or special meetings of the shareholders of the Company.

4.2    Dividends - The owners of Class II Preferred Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the directors, out of the funds of the Company properly available for the payment of dividends, before the payment of dividends on the Common Shares and the shares of any other class ranking after the Class II Preferred Shares with respect to dividends, but pari passu with the Class I Preferred Shares, a yearly fixed cumulative and preferred dividend at the rate of one per cent (1%) calculated on the redemption price of the Class II Preferred Shares as defined in section 4.3. Said yearly fixed cumulative and preferred dividend shall begin to accrue (i) as to the Class II Preferred Shares which are a part of a first issue, on the first day of the month following the month during which they are issued and (ii) as to the Class II Preferred Shares which are a part of any subsequent issue, on the first day of the period immediately following the last period for which said yearly fixed cumulative and preferred dividend has been declared and paid. Cheques of the Company, drawn on a bank designated in Schedule A or Schedule B of the Bank Act and payable at any branch of such bank in Canada, shall be issued with respect to such dividends to the holders of Class II Preferred Shares entitled thereto. The mailing of such cheques shall discharge the Company of any liability relating to such dividends up to the amounts represented thereby, unless such cheques are not paid upon presentation duly made. A dividend represented by a cheque which has not been presented for payment within six years of its issue or which remains otherwise unclaimed for a period of six years of the date on which it was declared payable and set apart for payment, shall revert to the Company.

4.3    Redemption at the option of the Company - (a) Subject to the provisions of the Act, the Company may, at its option, redeem, at any time, all or only part of the Class II Preferred Shares then issued and outstanding upon payment for each Class II Preferred Share to be redeemed, (i) of an amount equal to the par value of a Class II Preferred Share as well as (ii) of a premium of $6.00, namely a redemption price of $10.00 per share (the "Redemption Price" of one Class II Preferred Share) and (iii) of the cumulative dividends accrued and unpaid (whether declared or not) up to the date of redemption. If less than all the Class II Preferred Shares then issued and outstanding are to be redeemed, the shares to be redeemed shall be selected between the holders of such shares, pro rata with the number of Class II Preferred Shares respectively held by each such holder or in any other manner which may be determined by the directors, at their sole discretion.

(b) Notwithstanding the foregoing terms and conditions with respect to the redemption of Class II Preferred Shares, the Company shall pay to the holders of Class II Preferred Shares being redeemed the Redemption Price per Class II Preferred Share plus, if the redemption is made more than 37 full months but less than 48 full months following their issue, a factor equal to half of the preferred rate of the principal banker of the Company in effect on the date of redemption. If the redemption is made more than 48 months following the issue, the Redemption Price shall be increased by the foregoing factor once for each period of 12 subsequent months; the last increase being made based on the rate in effect on the date of redemption on the basis of a Redemption Price increased according to the rate in effect on the last day of each prior period.

(c) A notice of redemption of the Class II Preferred Shares must be given by the Company to each holder of Class II Preferred Shares at least five (5) days before the date fixed for the redemption unless the holder agrees to a shorter period as provided for below. The failure or the accidental omission to give such notice to one or more holders of Class II Preferred Shares shall not affect in any way the validity of such redemption. Such notice shall state the Redemption Price and the date fixed for the redemption, as well as the place of redemption and in the event of partial redemption, the number of Class II Preferred Shares of each holder redeemed. On the date set for redemption, the Company shall pay the Redemption Price or cause it to be paid to the holders of Class II Preferred Shares so redeemed, upon presentation and delivery, at the place of redemption indicated in the notice, of the certificates representing the Class II Preferred Shares being redeemed and the holders of such shares shall then cease to be entitled to the dividends and to exercise any shareholders' rights attaching thereto, unless the payment of the Redemption Price is not made pursuant to the foregoing provisions, in which case the rights of such holders as holders of Class II Preferred Shares shall remain unchanged.

(d) The Company shall be entitled, at any time after the mailing of the notice of redemption, to deposit the Redemption Price of the Class II Preferred Shares which, on the date of redemption, has not been claimed by the holders entitled thereto, with any bank designated in Schedule A or Schedule B of the Bank Act or with any trust company or corporation located in Canada and referred to in the notice of redemption, in a special account for the benefit of the holders of the Class II Preferred Shares so redeemed and, once such deposit has been made, the Class II Preferred Shares for which such deposit has been made shall be deemed to have been redeemed as of the date of redemption and the rights of their holders shall be limited to the receipt, without interest, of their proportionate share of the Redemption Price so deposited, upon presentation and delivery of the certificates representing the Class II Preferred Shares so redeemed.

(e) Any holder of Class II Preferred Shares may waive the notice of redemption referred to above, in which case the redemption of the Class II Preferred Shares held by such holder may be made without prior notice.

4.4    Redemption on Demand - (a) Subject to the provisions of the Act, any holder of Class II Preferred Shares may request from the Company, 60 months following their issue and thereafter, that it redeem all or part of the Class II Preferred Shares registered in the holder's name, such right being exercisable only once, for all of the Class II Preferred Shares held by such holder, or on several occasions for the number of Class II Preferred Shares that may be indicated by such holder in each case.

(b) In order to exercise the rights conferred upon a holder by section 4.4, any holder of Class II Preferred Shares shall send to the secretary of the Company, at the head office of the Company, (i) a request in writing to that effect, indicating the number of Class II Preferred Shares such holder wishes to have so redeemed by the Company, duly signed by such holder or by his or her agent, (ii) the original of the certificate representing the Class II Preferred Shares to be redeemed, duly endorsed by such holder or by his or her agent and (iii) the original of any document which empowers and authorizes an agent to sign the notice referred to above and, as the case may be, to endorse the certificate representing the Class II Preferred Shares subject to the request for redemption, the terms and conditions of such document are to be approved by the secretary of the Company.

(c) Upon receipt of the documents referred to above, the Company shall, within 30 days, proceed with the redemption of the Class II Preferred Shares concerned by the notice and, subject to the provisions of the Act, shall pay to the holder of such shares, for each Class II Preferred Share so redeemed, an amount equal to the Redemption Price in effect at the relevant time pursuant to the provisions of section 4.3.

(d) The Company shall pay to any holder of Class II Preferred Shares exercising the rights conferred upon such holder by section 4.4, the amounts due to such holder within a maximum period of 30 days following the date on which the documents described above are received by the Company, by a cheque drawn to the order of the registered holder of such Class II Preferred Shares so redeemed.

(e) In the event that only a part of the Class II Preferred Shares represented by a certificate are to be redeemed according to the foregoing provisions, the Company shall deliver to the holder of said Class II Preferred Shares, a certificate representing the Class II Preferred Shares not having been redeemed.

(f) As of the date of the mailing by the Company of a cheque representing the amount due to a holder of Class II Preferred Shares redeemed according to the foregoing provisions, such holder shall cease to be entitled to dividends and to exercise any other rights attached to the shares so redeemed, unless the payment of the Redemption Price is not made, in which case the rights of such holder shall remain unchanged.

4.5    Cancellation of the Class II Preferred Shares - Any Class II Preferred Share redeemed according to the terms and conditions of section 4.3 or section 4.4 or purchased in any other way by the Company may not be part of a new issue and shall be cancelled.

4.6    Winding up or Dissolution - In the event of the winding up or dissolution of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purposes of winding up its business, the holders of Class II Preferred Shares shall be entitled to receive, based on the number of Class II Preferred Shares held by them respectively, an amount equal to the Redemption Price of the Class II Preferred Shares in effect at the time of the distribution, as well as an amount equal to all the cumulative dividends accrued and unpaid on the Class II Preferred Shares (whether declared or not) up to the date of distribution. The Class II Preferred Shares shall not entitle their holders to any other right to participate further in the earnings or the assets of the Company.

4.7    Rank of the Class II Preferred Shares - The Class II Preferred Shares shall rank (i) as to the payment of dividends, prior to the Common Shares and the shares of any other class ranking after the Class II Preferred Shares in that respect, but pari passu with the Class I Preferred Shares and (ii) as to the reimbursement of capital in the event of winding up or dissolution of the Company, prior to the Common Shares, the Class I Preferred Shares and the shares of any other class ranking after the Class II Preferred Shares in that respect.

Article 5 - Amendment of Articles

5.1 Amendment - The holders of shares of any class or, subject to section 5.5, any series, shall be entitled to vote separately on the proposals for amendment of the articles of the Company whose purpose is:

(a) to change the authorized maximum number of shares of such class or increase the authorized maximum number of shares of any other class conferring equal or superior rights or privileges;

(b) to exchange, reclassify or cancel all or part of the shares of such class;

(c) to extend, amend or limit the rights, privileges, restrictions or conditions attached to the shares of such class, namely:

(i) by removing or amending, in an adverse manner, the right to accrued or cumulative dividends;

(ii) by extending, removing or amending, in an adverse manner, the redemption or retraction rights;

(iii) by reducing or removing any preference with respect to dividends or winding up, or

(iv) by extending, removing or amending, in an adverse manner, the conversion privileges, options, voting, transfer or preemptive rights or rights to acquire securities, or sinking fund provisions;

(d) to increase the rights or privileges attached to shares of another class, conferring rights or privileges equal to or greater than those of that class;

(e) to create a new class of shares equal to or greater than those of that class;

(f) to make equal to greater than the shares of such class, the shares of any class conferring lesser rights or privileges;

(g) to exchange all or part of the shares of any other class for those of that class or to create a right to that effect; or

(h) to either restrict the issue, transfer or ownership of class shares or to amend or remove such restrictions.

5.2    Voting Rights - Section 5.1 shall apply even if the shares of a class do not confer any voting rights according to the provisions of the articles of the Company as amended. At any meeting of the holders of a class held pursuant to section 5, the holders of shares of any class entitled to vote according to section 5 shall have one vote per share.

5.3    Separate Resolutions - The adoption of any amendment to the articles referred to in section 5.1 shall be subject to its approval by way of a resolution voted on separately by the shareholders of each class entitled to vote pursuant to section 5.1. Any approval by the holders of any class of shares required under the provisions of section 5 shall be deemed to have been duly given if it is contained in a resolution passed by at least three quarters (3/4) of the votes cast at a special meeting of the holders of the shares of such a class, convened for that purpose by a prior notice of at least fourteen (14) days and at which meeting the holders of at least twenty-five per cent (25%) of the outstanding shares of such class are present in person or represented by proxy, thereby constituting the quorum. If the holders of at least twenty-five per cent (25%) of the outstanding shares of any class are not present or represented by proxy 30 minutes following the time set for the meeting, the meeting shall be adjourned to a date at least five days later and a prior notice of at least two days of such an adjourned meeting shall be given. At such an adjourned meeting, the holders of the shares of such class present in person or represented by proxy may transact thereat the businesses for which the meeting had been initially convened and a resolution passed at such meeting by at least three quarters (3/4) of the votes cast shall constitute the approval of the holders of such class of shares referred to above for the purposes of section 5, whether or not the quorum referred to above is present at such an adjourned meeting. Any approval given pursuant to the provisions of this section 5.3 shall be binding upon the holders of such a class of shares.

5.4    Effect of the Approval - The procedure set forth in sections 5.1, 5.2 and 5.3 shall operate as a compromise or arrangement and shall allow for the filing of articles of amendment without it being necessary to resort to any other formality provided for in the Act and relating to the compromise or arrangement.

5.5    Voting by Series - The holders of shares of any series shall only be entitled to vote separately, as provided for in this section 5, on the amendments concerning the series and not on those concerning all of the class.

Article 6 - Conversion of the First Common Shares

All of the first common shares without par value of the share capital of the Company, issued and outstanding immediately before these articles of amendment, being

25,000 shares, are hereby converted into 2,500 Common Shares of the share capital of the Company on a basis of one Common Share per ten first common shares; the said Common Shares carrying the rights and privileges and being subject to the conditions and restrictions described in the foregoing articles.

Article 7 - Cancellation of Shares

All the first common shares without par value in the share capital of the Company, unissued immediately before these articles of amendment, as well as all the preferred shares without par value of the share capital of the Company are cancelled.

[OFFICE TRANSLATION]

Government of Quebec
Inspector General of Financial Institutions
Form 2
NOTICE OF ADDRESS OR OF
CHANGE OF ADDRESS OF HEAD OFFICE
Companies Act
Part 1A

1	Corporate name or number
CAMBIOR INC.

2	Notice is hereby given that the address of the head office of the company, within the limits of the judicial district indicated in the articles, is as follows

1075	3rd Avenue East
Civic number	Street name

Val d'Or
Locality

Quebec	J9P 6M1
Locality	Postal code

The company
CAMBIOR INC.

			Post occupied	Director and President
by.	[Signature]		by signatory	and Chief Executive Officer
(signature)
Louis P. Gignac
December 20, 1993

Administrative use only

Government of Quebec
Filed on December 23, 1993
Inspector General of Financial Institutions

[OFFICE TRANSLATION]

Government of Quebec
Inspector General of Financial Institutions
Form 4
NOTICE CONCERNING COMPOSITION
OF THE BOARD OF DIRECTORS
Companies Act
Part 1A

1	Corporate name or number
CAMBIOR INC.

2	The directors of the company are

	Name and surname	Full residential address	Profession
(including postal code)

See Schedule A attached which forms an integral part of this form.

The company
CAMBIOR INC.

Director and
	Post occupied	President
by. [Signature]	by signatory	and Chief Executive.Officer
(signature)
Louis P. Gignac
December 20, 1993

Administrative use only
Government of Quebec
Filed on December 23, 1993
Inspector General of Financial Institutions

[OFFICE TRANSLATION]

CAMBIOR INC.

SCHEDULE A TO THE NOTICE CONCERNING COMPOSITION
OF THE BOARD OF DIRECTORS (FORM 4)
ARCAND, Claude	7620 Leo-Lessard	Businessman
Quebec, Quebec
G2K 1V8

FARQUHARSON,	3 Brule Garden	Engineer
Graham	Toronto, Ontario
M6S 4J1

GAUCHER, Michel	23 Ainslie Avenue	Businessman
Outremont, Quebec
H2V 2Y2

GIGNAC, Louis P.	8250 Racine Street	Engineer
Brossard, Quebec
J4X ITS

GOLDEN, Alan Z.	3495 du Musee	Lawyer
Apartment 203
Montreal, Quebec
H3G 2C8

HARVEY, Yves	2400 chemin Saint-Louis	Engineer
Sillery, Quebec
GIT 1R6

LANGLOIS, Gonzague	3018 Larochelle	Engineer
Sainte-Foy, Quebec
G1W 2B2

LEMAIRE, Bernard	402 Marie-Victorin	Businessman
Kingsley Falls, Quebec
J0A 1B0

MERCURE, Gilles	60 de Brésoles	Businessman
Apartment 107
Montreal, Quebec
H2Y 1V5

PLOURDE, Gérard	6065 de Vimy	Businessman
Montreal, Quebec
H3S 2R2

ROY, Henri A.	Suite 1400	Businessman
318, 26th Avenue S.W.
Calgary, Alberta
T2S 2T9

CAMBIOR INC.

     Louis P. Gignac
     Director
     President and Chief Executive Officer

By: [Signature]